Exhibit 99.2

AUDITED FINANCIAL STATEMENTS

OF

SOLAIS LIGHTING, INC.

Audited Financial Statements

Solais Lighting, Inc.

Year ended December 31, 2012

with Report of Independent Auditors

Solais Lighting, Inc.

Audited Financial Statements

Year ended December 31, 2012

Report of Independent Auditors

To the Board of Directors and

Stockholders of Solais Lighting, Inc.

Stamford, Connecticut

We have audited the accompanying balance sheet of Solais Lighting, Inc. (the Company) as of December 31, 2012, and the related statements of income/(loss), comprehensive income/(loss), stockholders’ equity, and cash flows for the year ended December 31, 2012. Solais Lighting, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solais Lighting, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ Fiondella, Milone & LaSaracina LLP

April 26, 2013

Glastonbury, Connecticut

300 WINDING BROOK DRIVE. GLASTONBURY, CT 06033 P: 860.657.3651 F: 860.657.3657 W: FMLCPAS.COM

Solais Lighting, Inc.

Balance Sheet

December 31, 2012
Assets
Current assets:
Cash	$374,787
Accounts receivable, net of allowance for doubtful accounts of $10,051 at December 31, 2012	474,546
Other receivables, related party	38,050
Inventory, net	412,459
Prepaid expenses and other current assets	13,018
Total current assets	1,313,860
Long-term assets:
Property and equipment, net	238,234
Other intangible assets, net	73,049
Total long-term assets	311,283

Total assets	$1,625,143

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$545,279
Accrued expenses	299,561

Total current liabilities	844,840
Stockholders’ equity:
Series A convertible preferred stock, $0.00001 par value; 18,632,470 shares authorized; 18,632,470 issued and outstanding at December 31, 2012	186
Series B convertible preferred stock, $0.00001 par value; 17,446,905 shares authorized; 14,475,218 issued and outstanding at December 31, 2012	102
Common stock, $0.00001 par value; 56,000,000 shares authorized; 10,000,000 issued and outstanding at December 31, 2012	100
Additional paid-in-capital	6,217,843
Accumulated deficit	(5,437,928)

Total stockholders’ equity	780,303

Total liabilities and stockholders’ equity	$1,625,143

See accompanying notes

Solais Lighting, Inc.

Statement of Operations

Year Ended December 31, 2012
Net Sales	$4,402,128
Cost of goods sold	3,640,311
Gross profit	761,817
Operating expenses:
General and administrative expenses	2,159,434
Selling	383,469
Depreciation and amortization	102,022

Total operating expenses	2,644,925
Loss from operations before other income (expense)	(1,883,108)
Other income (expense):
Interest expense	(6,130)
Other income, net	38,050

Total other income (expense)	31,920

Net Loss	$(1,851,188)

See accompanying notes

Solais Lighting, Inc.

Statement of Changes in Stockholders’ Equity

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2011	10,000,000	$100	18,632,470	$186	9,064,272	$91	$5,097,293	$(3,586,740)	$1,510,930

Issuance of Series B Preferred Stock, net of legal fees of $26,179	—	—	—	—	5,410,946	11	1,071,150	—	1,071,161
Stock based compensation	—	—	—	—	—	—	49,400	—	49,400
Net loss	—	—	—	—	—	—	—	(1,851,188)	(1,851,188)

Balance at December 31, 2012	10,000,000	$100	18,632,470	$186	14,475,218	$102	$6,217,843	$(5,437,928)	$780,303

See accompanying notes

Solais Lighting, Inc.

Statement of Cash Flows

Year Ended December 31, 2012
Cash flows from operating activities:
Net loss	$(1,851,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	49,400
Depreciation and amortization	102,022
Changes in assets and liabilities:
Accounts receivable	(222,318)
Other receivables	(38,050)
Inventory	(48,912)
Prepaid expenses	12,081
Accounts payable	215,997
Accrued expenses	131,197

Net cash used in operating activities	(1,649,771)
Cash flows from investing activities:
Purchase of property and equipment	(208,935)
Intangible assets	(68,057)

Net cash used in investing activities	(276,992)
Cash flows from financing activities:
Net proceeds from issuance of Series B Preferred Stock	1,071,161

Net cash provided from financing activities	1,071,161
Net decrease in cash and cash equivalents	(855,602)
Cash and cash equivalents, at beginning of year	1,230,389

Cash and cash equivalents, at end of year	$374,787

Supplemental Cash Flow Disclosures:
Cash paid for interest	$6,130

See accompanying notes

Solais Lighting, Inc.

Notes to Financial Statements

December 31, 2012

1. Formation and Operations

Solais Lighting, Inc. (the Company) was incorporated in Delaware on December 16, 2008. The Company invents and manufactures light-emitting diode (LED) lamps and fixtures. Its lamps and related lighting solutions are designed to be high-performance, lightweight, long-lived and energy efficient with lumen output, intensity, focused-beam and full-dimming features as needed to be comparable to and replace incandescent products. The Solais lamps and fixtures are being marketed for use in track and recessed fixtures in commercial, museum, hospitality, retail and high-end residential applications.

The Company is headquartered in Stamford, CT and sells its products to electrical distributors located throughout the United States and Canada.

2. Liquidity

The Company’s financial statements have been prepared on the basis that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities in the normal course of business. The Company has incurred net losses and negative cash flows from operations for the year ended December 31, 2012, and has an accumulated deficit at December 31, 2012. Management is executing on its sales initiatives to increase revenue and working capital and, as evidenced in Note 14, has obtained additional financing in the first quarter of 2013 to fund working capital needs. Additionally, management would consider additional financing opportunities in the future, if necessary. In the event the Company is unsuccessful in executing upon these initiatives, the Company’s financial position, results from operations and cash flows could be adversely impacted.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates include assumptions used to calculate certain accrued liabilities, including the reserves for inventory and the allowance for doubtful accounts as of and for the year ended December 31, 2012. Actual results could differ from those estimates.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Cash

The Company classifies as cash amounts on deposit and held commercial financial institutions in either business checking or savings accounts.

Financial Instruments

The Company’s principal financial instruments are comprised of cash, accounts receivable , accounts payable and certain accrued liabilities. The carrying value of all financial instruments approximates fair value.

Accounts Receivable

Trade accounts receivable in the balance sheet are stated at fair value and represent valid claims against customers. The Company continually reviews trade receivables, taking into consideration the age of past due accounts and an assessment of the customer’s history and ability to pay to estimate the allowance for doubtful accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. The Company also establishes reserves for material or products for which costs are not expected to be recovered.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Estimated useful lives of the assets are as follows:

Production equipment	5 years
Tooling	3 years
Computers and office equipment	5 years
Furniture and fixtures	5 years

Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

Repair and maintenance costs are expensed as incurred.

Intangible Assets

The Company capitalizes costs associated with the preparation and filing of reports for trade and regulatory certifications which enhance the value of the Company’s products. Once approved, these costs are amortizied on a straight-line basis over a three year term.

Impairment of Long-Lived and Intangible Assets

The Company reviews its long-lived assets and certain intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In such an event, the carrying value of long-lived assets is reviewed by management to determine if the value may be impaired. If this review indicates that the carrying amount will not be recoverable, as determined based on the estimated expected future cash flows attributable to the asset over the remaining amortization period, management will reduce the carrying amount to recognize the impairment and recognize an impairment loss. The measurement of the impairment loss to be recognized is to be based on the difference between the fair value and the carrying amount of the asset. There were no such impairments for the year ended December 31, 2012.

Warranty

The Company’s products are typically sold with a general quality assurance warranty. Based on known product failure (if any), historical experience, and other currently available evidence, management has estimated a liability for the quality assurance warranty of $50,000 at December 31, 2012. The warranty liability is included in accrued expenses on the balance sheet.

Revenue Recognition

The Company recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery of the product has occurred or services have been rendered, (3) the price is fixed or determinable, and (4) collectability is reasonably assured. Typically, the Company recognizes revenues from sales when products are shipped and title and risk of loss have transferred to the customer.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Shipping and Handling Expense

Shipping and handling costs are classified within cost of goods sold in the statement of operations. Shipping and handling expenses were $527,542 for the year ended December 31, 2012.

Advertising and Sample Expense

The Company expenses advertising costs as they are incurred. Such costs are primarily representative of sample expenses which were $38,059 for the year ended December 31, 2012.

Royalties

The Company maintains consulting and license agreements (together the Agreements) with a third party consultant for the use of certain intellectual property and technology included within certain products offered by the Company. The Agreements call for a consulting fee, paid monthly, as well as royalty payments based on a percentage of net sales of the related products. Together, the consulting and royalty expenses are recorded in cost of goods sold in the statement of operations. Royalty expense was $17,800 for the year ended December 31, 2012. Refer to Note 12 regarding subsequent termination of these Agreements.

Research and Development

Costs incurred in the research and development of the Company’s products are expensed as incurred. Such expenses were $336,417 for the year ended December 31, 2012.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s balance sheet or tax returns. Under this method, deferred tax assets and liabilities are measured based on the difference between the balance sheet carrying amounts and the respective tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes. A valuation allowance is recorded on deferred tax assets unless realization is determined to be more likely than not.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company recognizes compensation expense related to share-based payment transactions as a result of issuing stock options. It records in the financial statements the expense at fair value using an option pricing model.

To determine the estimated fair value of options granted to employees during 2012, the Company used the Black-Scholes option-pricing model with the following assumptions:

•	Expected Volatility. The expected volatility factor used in valuing options granted was 79%.

•

Expected Term. The expected term of the option was estimated based on the vesting period and contractual term for each grant as permitted by the simplified method. As such, the Company used and expected term ranging from 5-6 years.

•

Risk-Free Interest Rate. The Company bases the risk-free interest rate on the implied yield available on a U.S. Treasury note with a term equal to the expected term of the underlying grants. The Company bases the risk-free rate on either the 5 year, or the average of the 5 and 7 year US Treasury yield curve in order to match the expected term assumption discussed above.

•

Dividend Yield. The Black-Scholes valuation model calls for single expected dividend yield as an input. The Company has not paid dividends in the past nor does it expect to pay dividends in the near future on its common stock. As such, the Company employs a dividend yield percentage of zero.

The Company recognizes compensation expense on a straight-line basis over the requisite service or vesting period of the award. The Company estimates a forfeiture rate to be applied in the calculation of the expense based on historical experience during the preceding years. Expense is recognized only for those awards expected to fully vest.

Concentrations of Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents, trade receivables and revenues.

The Company maintains cash accounts with one financial institution, which insures their deposits with the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor as of December 31, 2012. At times throughout the period, amounts of cash maintained on deposit were in excess of FDIC limits. The portion of the deposit in excess of the FDIC limit is not subject to insurance and represents a credit risk to the Company.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Concentrations of Risk (continued)

At December 31, 2012, two customers represented approximately 31% and 18% of the accounts receivable balance, respectively. For the year ended December 31, 2012, two customers represented approximately 21% and 18% of total revenue, respectively.

At December 31, 2012, one vendor represented approximately 41% of the accounts payable balance, respectively. For the year ended December 31, 2012, three vendors represented approximately 50%, 21% and 15% of total purchases related to the costs of the Company’s products, respectively.

Fair Value Measurements

The Company follows Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 defines fair value, requires disclosure of the fair value of financial instruments held by the Company, and establishes a three-level valuation hierarchy for disclosures of fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1—Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2—Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Fair Value Measurements

The Company did not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2012.

Recently Adopted Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-05, Presentation of Comprehensive Income (ASU No. 2011-05) that improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income by eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both methods, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the component of net income and the components of other comprehensive income are presented. The Company adopted ASU No. 2011-05 on January 1, 2012. The adoption did not have a material impact on the Company’s financial statements.

4. Inventory

Inventory consisted of the following at December 31:

2012
Finished goods	$211,297
Prepaid inventory	206,829
Inventory in-transit	12,828
Sample inventory	6,841

Less: inventory reserve	25,336

Inventory, net	$412,459

Solais Lighting, Inc.

Notes to Financial Statements (continued)

5. Property and Equipment

Property and equipment consisted of the following at December 31:

2012
Production equipment	$55,375
Tooling	248,106
Computers and office equipment	33,517
Furniture and fixtures	26,195
Leasehold improvements	13,985

377,178
Less: accumulated depreciation	138,944

Property and equipment, net	$238,234

Depreciation expense was $77,806 for the year ended December 31, 2012.

6. Other Intangible Assets

Other intangible assets consisted of the following at December 31:

2012
Trade and regulatory certification	$98,680
Less: accumulated amortization	25,631

Other intangible assets, net	$73,049

Amortization expense was $24,216 for the year ended December 31, 2012. Future amortization expense is anticipated to be $32,326, $28,807 and $11,916 per year for the years ended December 31, 2013, 2014 and 2015, respectively.

7. Accrued Expenses

Accrued expenses consisted of the following at December 31:

2012
Accrued expenses	$158,061
Royalties	91,500
Warranty	50,000

$299,561

Solais Lighting, Inc.

Notes to Financial Statements (continued)

8. Operating Leases

In July 2012, the Company amended the lease for its administrative office and warehouse facility in Stamford, CT. Under the amendment, the lease term was extended to July 31, 2013. Annual rent under the terms of the lease is $138,000. The Company paid a deposit of $12,400 at the inception of the lease.

In January 2011, the Company entered into a sublease agreement for research and development facilities located in Newburyport, MA. The lease had an original termination date of December 31, 2011, however the Company continues to occupy such space based on a month-to-month arrangement with the landlord. Rental expense is $900 per month and the Company paid a $900 deposit at the inception of the lease.

Rent expense for administrative, warehouse, and research and development facilities was $97,160 for the year ended December 31, 2012.

Anticipated future minimum lease obligations for fiscal year 2013 for the Company’s administrative office and warehouse facility is $80,500.

9. Stockholders’ Equity

Common Stock

Capitalization

As a result of the Company’s 2012 Series B Preferred Stock offering in December 2012, described below, the Company amended and restated its Articles of Incorporation to allow for the issuance of a total of 56,000,000 shares of common stock (par value $0.00001) and 36,079,375 of preferred stock (par value $0.00001), of which 18,632,470 is Series A Preferred Stock and 17,446,905 is Series B Preferred Stock. The holders of common stock are entitled to one vote for each share held with the exception that they may not vote on any action that relates to the terms of any series of preferred stock issued by the Company. See below for rights and priviledges related to the Company’s preferred stock securities.

The Company has approximately 39,833,372 shares of its common stock reserved for future issuance upon the exercise of stock options, common stock warrants, as well as the conversion of outstanding convertible preferred stock.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

9. Stockholders’ Equity (continued)

Common Stock (continued)

Common Stock Warrants

The following is a summary of all issued and outstanding common stock warrants as of December 31, 2012:

Stock Issue	Warrants Outstanding
Common Stock Warrants; strike price $0.07/share; issued 6/2011	2,809,572

Common Stock Redemption Right

During 2012 the Company had the right to redeem a portion of the common stock issued to its Chief Executive Officer in the event he was terminated for cause or resigned without cause. The redemption was structured on a declining percentage basis over a three-year period through November 30, 2012. The right expired on November 30, 2012; no redemptions were made.

Preferred Stock and Bridge Financing

2012 Bridge Financing (Convertible Promissory Notes) and Series B Convertible Preferred Stock

In June 2012, the Company, with approval from its Board of Directors, initiated a bridge financing in which it sought to raise $1,000,000 of proceeds to fund working capital needs. The financing was under the terms of a Convertible Note Purchase Agreement as evidenced by individual Convertible Promissory Notes (the Convertible Notes). The Convertible Notes were demand notes and bear simple interest at a rate of 15% per annum. The Convertible Notes were convertible, at a 15% discount, into the securities issued in a Qualified Financing of a new series of preferred security in a bona fide equity financing with gross proceeds exceeding $1,000,000 excluding the aggregate principal of the Convertible Notes. Additionally, upon a Corporate Transaction, as defined, the Convertible Notes were convertible into common stock at an amount equal to the principal amount of the Convertible Notes outstanding plus accrued and unpaid interest divided by $0.2028 per share. Between June and September 2012, the Company raised $800,000 of proceeds under the terms of the Convertible Notes.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

9. Stockholders’ Equity (continued)

Preferred Stock and Bridge Financing (continued)

2012 Bridge Financing (Convertible Promissory Notes) and Series B Convertible Preferred Stock (continued)

In December 2012, the Company, with approval from its Board of Directors, initiated a Series B Preferred Stock offering in which is sought to raise $600,000 of proceeds to fund working capital needs (the Offering, or the Series B Preferred Stock Offering). The Offering also allowed for an additional $300,000 of proceeds (the Reserve) to be raised should certain other financing options not materialize in 2013. In connection with the Offering the total amount of the Convertible Notes issued in 2012, described above, were converted into Series B Preferred Stock as part of the Offering. The Convertible Note holders agreed to forfeit any accrued and unpaid interest upon the conversion into the Series B Preferred Stock. In addition, as the Series B Preferred Stock Offering was not considered a Qualified Financing, the amounts converted on a dollar for dollar basis into Series B Preferred Stock offering.

The Company raised $297,340 of cash proceeds related to the Series B Preferred Stock Offering in 2012; no amounts were raised related to the Reserve. The Company held the Series B Preferred Stock Offering open into 2013. Refer to Note 14.

Rights and Preferences

The holders of the Series A and B Preferred Stock are entitled to vote upon any matter submitted to the stockholders for a vote. Each share of Preferred Stock has one vote for each full share of common stock into which the respective share of Preferred Stock would be convertible on the record date of the vote. The holders of Series A and Series B Preferred Stock shall each have the right to elect one member to the Company’s Board of Directors.

Conversion

Each share of the Company’s Series A and B Preferred Stock is convertible, at the option of the holder, into fully paid non-assessable shares of the Company’s common stock. The Series A Preferred Stock converts at an amount determined by dividing the original issue price of the Series A Preferred Stock by $0.1875. The Series B Preferred Stock converts at an amount determined by dividing the original issue price of the Series B Preferred Stock by $0.2028. The conversion rights of the Preferred Stock terminate upon certain events including the redemption of the preferred securities, as effectuated by the respective holders of the preferred securities, as well as a liquidation event, as defined.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

9. Stockholders’ Equity (continued)

Preferred Stock and Bridge Financing (continued)

Conversion (continued)

The Series B Preferred Stock is also subject to a mandatory conversion by the Company, at the then effective price, in the event of an initial public offering in which at least $30,000,000 in new capital is raised and the offering price per share is at least five times the initial purchase price for the Series B Preferred Stock.

Redemption

As a result of the Company’s 2012 Series B Preferred Stock offering in December 2012, described above, the Company amended and restated its Articles of Incorporation to suspend certain redemption rights of the Company related to its Preferred Stock securities pursuant to a vote of the Company’s Preferred Stockholders.

Protective Provisions

The Series A and B Preferred Stock entitles the holders of such securities certain protective and anti-dilution provisions as outlined within the Articles of Incorporation.

Dividends

Series A Preferred Stock accrues dividends at a rate of $0.015 per share per annum and are cumulative. Series B Preferred Stock accrues dividends at a rate of 8.0% per annum based on the original Series B Preferred Stock issue price of $0.2028 per share and such dividends are cumulative and compound annually. At December 31, 2012, accumulated and unpaid dividends on the Company’s Series A and B Preferred Stock were $663,073 and $174,449, respectively. No dividends have been declared to date.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

9. Stockholders’ Equity (continued)

Preferred Stock and Bridge Financing (continued)

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to receive, prior to and in preference to the holders of the common stock, an amount equal to their pro-rata share of the original issuance price plus any accrued but unpaid dividends. As a result of the amendment to its Articles of Incorporation in December 2012, referenced above, the Series B Preferred Stock liquidation preference of 125% of the original issue price of the Series B Preferred Stock plus accrued and unpaid dividends was eliminated and any such liquidation value will be calculated at 100% of the original issue price of the Series B Preferred Stock.

Holders of Series B Preferred Stock have liquidation preference to all other classes of stock including holders of Series A Preferred Stockholders and common stockholders. Series A Preferred Stockholders have liquidation preference to common stockholders. Series A and B Preferred Stockholders must choose between its liquidation value or its pro rata share on an as-converted basis in the case of a liquidation event.

At December 31, 2012, the liquidation value of the Company’s Series A and B Preferred Stock was $4,122,890 and $3,021,789, respectively.

Registration Rights

All shares of common stock held by investors, including those issued or issuable upon conversion of the Series A and B Preferred Stock are deemed registerable securities. If the holders of more than 50% of the registrable securities request that the Company file a registration statement representing an offering of not less than $30,000,000, the Company is obligated, with certain exceptions, to register such shares; however the Company is not obligated to effect any such registration prior to the fifth anniversary of the Second Amended and Restated Investors’ Rights Agreement dated November 8, 2011.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

10. Stock Option Plan

In 2010, the Company approved the Solais Lighting, Inc. 2010 Stock and Option Plan (the Plan) as a way to provide employees and certain other individuals with opportunities to participate in the ownership of the Company and its future growth. The Plan allows for the granting of incentive stock options (ISOs), options that do not qualify as ISOs (non-qualified options, or NQs), and other stock based awards such as restricted stock and other securities convertible into the Company’s common stock. These grants are administered by the Company’s Board of Directors. Administration includes determining the fair value of the common stock at the date of grant and the vesting period for the equity instruments issued.

The total aggregate number of shares of common stock to be reserved for issuance under the Plan is 6,314,935.

The stock options granted are exercisable for ten (10) years and generally vest over a four year period; all options were issued in accordance with the terms of the Plan. The following table summarizes the stock option activity for year ended December 31, 2012:

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2011	2,531,468	$0.076
Issued	1,926,134	0.080
Forfeited	(541,490)	0.076

Outstanding at December 31, 2012	3,916,112	$0.078

Solais Lighting, Inc.

Notes to Financial Statements (continued)

10. Stock Option Plan (continued)

The following table summarizes information about options outstanding at December 31, 2012:

Options Outstanding
		Weighted- Average		Options Exercisable
Range of Exercise Prices	Number of Shares Outstanding	Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number of Shares Exercisable	Weighted- Average Exercise Price
$ 0.076	1,989,978	8.32	$0.076	1,452,006	$0.076
$ 0.079	1,051,134	9.08	$0.079	126,544	$0.079
$ 0.080	175,000	9.75	$0.080	15,625	$0.080
$ 0.081	500,000	9.75	$0.081	52,075	$0.081
$ 0.082	200,000	9.75	$0.082	8,459	$0.082

	3,916,112			1,654,709

11. Income Taxes

The provision for income taxes differs from the amount computed by applying the statutory rate as a result of the change in the valuation allowance and state tax (net of the federal benefit).

Significant components of the Company’s deferred tax assets are as follows at December 31:

2012
Deferred income tax assets
Net operating loss carryforwards	$2,193,969
Tax credits	48,819
Stock compensation	46,057
Other	42,144

2,330,989
Deferred income tax liabilities
Deferred income tax liabilities	39,730

2,291,259
Valuation allowance	(2,291,259)

Net deferred tax assets	$—

Solais Lighting, Inc.

Notes to Financial Statements (continued)

11. Income Taxes (continued)

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company’s history of losses, that realization is not likely and a full valuation allowance is appropriate.

For the year ended December 31, 2012, the Company recorded a state income tax benefit of $38,000. The benefit results from cash refunds provided by the State of Connecticut equal to 65% of research and development credits in lieu of carrying forward the full amount of the credits into future years.

As of December 31, 2012, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $5,300,000 and $5,200,000 respectively which will expire through 2032. At December 31, 2012, the Company had state tax credit carryforwards of approximately $36,000.

The Company has determined that it has no significant uncertain tax positions requiring recognition under FIN 48. The Company recognizes interest accrued related to unrecognized tax benefits and penalties, if incurred, as a component of income tax expense.

The Company is subject to U.S. federal income tax as well as income tax of certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service or any states in connection with income taxes. The periods from December 31, 2009 to December 31, 2012 remain open to examination by the U.S. Internal Revenue Service and state authorities.

12. Commitments and Contingencies

At various times the Company may be party to various legal proceedings and claims related to its normal business operations. The Company is not aware of any such claims and there were no provisions for such claims as of December 31, 2012.

The Company has recorded a provision for amounts to be settled with a third party based on a patent dispute. Management estimated such provision to be $83,000 which is recorded in the accrued royalties line item within accrued expenses on the Company’ balance sheet as of December 31, 2012.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

12. Commitments and Contingencies (continued)

The Company entered into a Bonus Compensation Agreement (the Agreement) with its chief executive officer effective March 23, 2012. The Agreement calls for a bonus payment of $75,000 to be paid based on when certain vesting and eligibility criteria, as outlined within the Agreement and referenced therein as “triggering events,” are achieved. As of December 31, 2012 the Company has not recorded a provision for such bonus compensation. See Note 14 for additional bonus agreement executed in 2013.

13. Related Party

The Company has identified that the State of Connecticut (the State) as a related party. The State owns shares of the Company’s Preferred Stock through its wholly owned subsidiary, Connecticut Innovations (CI). The Company has recorded amounts due from the State related to the filing of certain research and development tax credits as other receivables in the balance sheet. See Note 14 for additional relationships with the State.

14. Subsequent Events

Series B Convertible Preferred Stock

As referenced in Note 9, the Company held the Series B Preferred Stock Offering open into 2013 and received an additional $275,791 of proceeds for its Series B Preferred Stock Offering in 2013. As a result of certain shareholders not purchasing their pro-rata share in the Offering, the fully participating shareholders were given the opportunity to purchase the uncommitted shares under the Offering. The Company received an additional $26,869 of proceeds related to uncommitted shares in February 2013, resulting in a fully-subscribed offering. Those shareholders who did not purchase their pro-rata shares automatically had 50% of their shares of the Company’s preferred stock convert to common stock. The Company’s Series B Preferred Stock Offering was fully committed; no proceeds were received with respect to the Reserve defined in Note 9.

Royalties

In April 2013, the Company terminated the consulting and license agreements referenced in Note 3.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

14. Subsequent Events (continued)

Commitments and Contingencies – Bonus Compensation Agreement

In addition to the bonus compensation agreement dated March 23, 2012 as referenced in Note 12, the Company entered into a second bonus compensation agreement dated February 17, 2013 (the 2012 Agreement). The terms of the 2013 Agreement are identical to those in the 2012 agreement. The 2013 Agreement also stipulates a bonus payment of $75,000 be paid to the Company’s chief executive officer if and when certain vesting and eligibility criteria, as outlined within the Agreement and referenced therein as “triggering events,” are achieved.

Sale of Substantially All Assets of the Company

On April 12, 2013, PowerSecure International, Inc., a Delaware corporation (PowerSecure), acquired the Company. The acquisition was completed pursuant to an Agreement and Plan of Merger, dated as of April 12, 2013 (the Merger Agreement), by and among the Company, the stockholders of the Company and PowerSecure. The merger consideration paid by PowerSecure to the stockholders of the Company was valued at an aggregate of approximately $15 million, subject to a post closing adjustment based on the closing working capital balance, consisting of $6,750,000 in cash plus 675,160 shares of common stock, par value $.01 per share, of PowerSecure. All outstanding shares of capital stock of the Company were converted into and exchanged for the merger consideration.

The merger became effective on April 12, 2013 when a Certificate of Merger was filed with the Secretary of State of the State of Delaware.

Senior Secured / Revolving Loan Agreement

On February 13, 2013, the Company entered into a Senior Secured Loan Agreement (the Agreement) with a commercial financial institution (the Bank). Under the terms of the Agreement, the Company entered into a Revolving Note Agreement (the Revolver) for a principal amount of $1,000,000. Under the Revolver the Company may borrow, repay and re-borrow funds at its discretion as long as such amounts do not exceed the maximum allowable loan amount. There are no required principal payments required until the maturity date of February 28, 2014. Interest on the Revolver is calculated at the discretion of the Company at the higher of the Base Rate, which is calculated as the highest of (i) the Bank’s Prime Rate, (ii) the Federal Funds Rate plus 0.5%, and (iii) 7.5%, or Libor, which is calculated at the daily Libor rate plus 5.5%. Interest is payable monthly in arrears. The Agreement is secured by substantially all assets of the Company. As a term of closing the Agreement the Company paid a $10,000 commitment fee to the Bank.

Solais Lighting, Inc.

Notes to Financial Statements (continued)

14. Subsequent Events (continued)

Senior Secured / Revolving Loan Agreement (continued)

In conjunction with the sale of the Company’s assets identified above, the Company terminated the Agreement and the Revolver on April 12, 2013.

Assistance Agreement with the DECD of the State of Connecticut

In April 2013, the Company executed an Assistance Agreement with the Department of Economic and Community Development (DECD) of the State of Connecticut. Under the Assistance Agreement the State is to provide $350,000 of financial assistance in the form of a $100,000 grant and a $250,000 Loan Agreement evidenced by a Promissory Note (the Note). The Note bears interest at 2.0% per annum and is payable in equal principal and interest installments over a forty-eight month period commencing thirteen months following the advancement date. The Note is secured by substantially all assets of the Company subject to prior security interest as approved by the State. The Loan Agreement becomes effective on the date funds are advanced to the Company from the State, such advancement has not transpired as of the date of this report.

Under the Assistance Agreement the Company is required to achieve and maintain certain employment levels, failure by the Company to achieve or maintain those objectives will result in a 1.0% increase in the interest rate on the Note, achievement of and exceeding the objectives may result in credits to the Company against the outstanding amount of the Note, as defined within the Agreement.

In conjunction with the sale of the Company’s assets identified above, the Company submitted its request for cancellation of the Assistance Agreement with the DECD of the State of Connecticut. The Company has not received any funds under the Assistance Agreement.

The Company has evaluated events occurring between December 31, 2012 and April 26, 2013, the date the financial statements were available to be issued.